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                                                                    EXHIBIT 99.1

           [LETTERHEAD OF PREMIERE TECHNOLOGIES, INC. APPEARS HERE]


             PREMIERE TECHNOLOGIES ANNOUNCES ACQUISITION OF TELET
              MERGING TECHNOLOGIES BRING PHONE AND PC TOGETHER AS
                      INTERCHANGEABLE COMMUNICATIONS TOOL


        ATLANTA -- (September 19, 1996) -- Premiere Technologies, Inc.
(NASDAQ: PTEK), the pioneer in integrating information and telecommunications services, today announced the acquisition of TeleT Communications LLC, an Internet-based technology development company focused on applications that create a seamless interchange between telephone and computer resources. TeleT was acquired in a stock and cash transaction. CMG Information Services, Inc. (NASDAQ: CMGI) had a significant equity ownership in TeleT through its @Venture strategic investment and development business.

        One of several key technologies acquired by Premiere through this initiative is TeleT's proven ability to control telephone functionality using a personal computer. This technology, which also works in reverse, is a core component of a new product offering that Premiere plans to announce in November and roll out to consumers in the first quarter of 1997.

        For current and future Premiere subscribers, the new offering will mean their "global mailbox," now accessible by phone, is also available via their PC. In addition, it will give subscribers the power to configure Premiere WorldLink content and menu options using their PC, as well as to control their communication with others in a way never previously offered. With this acquisition, Premiere establishes itself as a pioneer in leveraging the power of the Internet to develop a product that links telephones and computers into one interchangeable business tool, without requiring the user to invest in new hardware or software.

        "With TeleT, Premiere acquires the resources it needs to create a desktop, daily-use product that appeals to existing subscribers, as well as to the yet-untapped market of non-mobile business professionals," said Boland T. Jones, president and CEO of Premiere Technologies. "This technology is not the transmission of telephone calls over the Internet. This product is Internet-based software that will enable users to utilize their PC as the command center for controlling certain telephone functions. Our new conference calling service, for example, will be as simple as turning on your PC, selecting your participants, clicking the 'conference' icon and waiting for the phone to ring."

        "In joining with Premiere, the Internet technology we've developed will move to market faster than would have been possible independently," said Gregg Freishtat, president of TeleT. "Consumers will benefit from the combination of our platform with Premiere's powerful and diverse network management system, as they gain access to a superior communications system."

        Several of TeleT's recently introduced Internet products, including DialWeb and Amail, have garnered national attention. DialWeb is the first application ever developed to allow users to update voice files on their Web pages using only a touch-tone telephone. With an increasing number of Web sites now using audio to communicate with visitors, DialWeb becomes a major player in the domain of Internet resources.


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        Amail, a voice file attached to an e-mail message, is also viewed as the next generation of communications vehicles, as it enables users to send voice messages to people outside a company's interoffice system.

        With its strong research and development group, TeleT attracted a number of strategic partners prior to the acquisition, including GeoCities, Lycos and Planet Direct. These partners could play an important role in Premiere's strategic direction.

        For more information on Premiere and TeleT, visit the World Wide Web site at http://www.premierecomm.com.

        Premiere Technologies, founded in 1991, is a network-based computer telephony company specializing in the integration of information and telecommunications services. The company's state-of-the-art network management system uses proprietary software to deliver innovative services and customized data for millions of users in over 100 countries. The company markets its services directly under the name Premiere WorldLink and through strategic partners, including CompuServe and DeltaTel, a subsidiary of Delta Air Lines. It also licenses its platform to other telecommunications companies.

        CMG Information Services, Inc. is a direct marketing services provider investing in and integrating advanced Internet, interactive media and database management technologies into products and services to take full advantage of the direct marketing opportunities afforded by new online, interactive media.


        This press release contains certain forward-looking statements and projections (including statements concerning plans and objectives of management for future operations and services, and statements concerning earnings expectations) that are based on management's belief as well as assumptions made by, and information currently available to, management. Premiere's actual results might differ materially from the plans envisioned in, or results projected by, those statements if Premiere's assumptions prove to be incorrect or for a variety of other reasons, including those relating to factors identified in Premiere's Prospectus dated March 5, 1996, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, and June 30, 1996, filed with the Securities and Exchange Commission.